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                                                                    EXHIBIT 23.2

March 12, 2003

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-57960 and No. 333-97041) and Form S-8 (No. 333-63050) of Oil States International, Inc. of our report dated February 26, 2001 relating to the consolidated financial statements of PTI Group Inc. for the year ended December 31, 2000, that appears in the Annual Report of Oil States International, Inc. on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/  PricewaterhouseCoopers LLP
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Chartered Accountants
Edmonton, Alberta, Canada